UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2004

Riggs National Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-9756	52-1217953
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 835-4309

Item 5. Other Events and Required FD Disclosure.

     On May 28, 2004, Riggs National Corporation (“Riggs”) issued a press release announcing that it had hired Lehman Brothers to assist it in evaluating strategic business alternatives, including a possible business combination with a third party. The press release is attached as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits. The following exhibit is with this report.

99.1 Press Release of Riggs National Corporation, dated May 28, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION

By:	/S/ Steven T. Tamburo Steven T. Tamburo Chief Financial Officer

Dated: May 28, 2004

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press release of Riggs National Corporation, dated May 28, 2004